UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2006

PERFORMANCE TECHNOLOGIES, INCORPORATED

Commission file number 0-27460

Incorporated pursuant to the Laws of the State of Delaware

Internal Revenue Service – Employer Identification No. 16-1158413

205 Indigo Creek Drive, Rochester, New York 14626

(585)256-0200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

The disclosures under Item 2.05 of this current report are hereby incorporated by the reference under Item 2.02 hereof.

Item 2.05 Costs associated with Exit or Disposal Activities

On January 4, 2006, Performance Technologies, Incorporated issued a press release announcing its plan to transition the product development and customer support for its voice technology products to other Company engineering centers and close its engineering center in Norwood, Massachusetts. A copy of the press release is being furnished as Exhibit 99.1 to this Form 8-K.

(c) Exhibits.

(99.1) Press release issued by Performance Technologies, Incorporated on January 4, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFORMANCE TECHNOLOGIES, INCORPORATED

January 6, 2006	By	/s/ Michael P. Skarzynski
Michael P. Skarzynski President and Chief Executive Officer

January 6, 2006	By	/s/ Dorrance W. Lamb
Dorrance W. Lamb Chief Financial Officer and Senior Vice President of Finance

Exhibit 99.1

For more information contact:

Dorrance W. Lamb

Chief Financial Officer

Performance Technologies

585-256-0200 ext. 276

http://www.pt.com

finance@pt.com

Performance Technologies Announces Transition Plan for

Voice Technology Products

“PTI Norwood Massachusetts Engineering Center to be Closed”

ROCHESTER, NY – January 4, 2006 -- Performance Technologies, Inc. (Nasdaq NM: PTIX), a leading developer of systems, platforms, components and software solutions for the communications, defense and homeland security, and commercial markets today announced its plan to transition the product development and customer support for its voice technology products to other Company engineering centers and to close its engineering center in Norwood, Massachusetts.

In January 2004, the Voice Technologies Group (VTG) was formed to develop new voice technology products as a result of the acquisition of Mapletree Networks, Inc. Since the acquisition, the PTI Norwood Massachusetts facility operated as a standalone engineering center for these voice technology products. After careful evaluation of the progress made to date on the development of new voice technology products, management concluded that the Norwood engineering center will be closed and the development efforts will be relocated in an orderly transition to its Rochester, New York and Ottawa, Ontario (Canada) engineering centers.

The Company is committed to continuing development of leading-edge voice technology products and to support existing voice technology customers and products. John Grana, Senior Vice President of Systems Engineering and John Peters, Senior Vice President of Platform Engineering have assumed control over all engineering and product development for the voice technology products. Some of the eighteen employees at the Norwood, Massachusetts facility will be offered the opportunity to relocate to other PTI locations. It is expected that the transition will be completed by June 30, 2006. These changes are expected to result in additional future restructuring charges in the first and second quarters of 2006.

In connection with the assessment of the software development of voice technology products, the Company will record a charge in the fourth quarter 2005 to write-off software development costs incurred at its Norwood center that have been capitalized for new products that have not reached commercial general release and are being discontinued. This charge is expected to total approximately $1.0 million on an after-tax basis, or approximately $.08 per diluted share. At this time, final fourth quarter 2005 financial data is not available. However, management believes revenue will be above $13.0 million in the fourth quarter and before recording the charge for writing off the software development costs, earnings per diluted share will be $.10 or greater in the fourth quarter. Both amounts were at the low-end of the range for management's expectations for the quarter, as previously disclosed.

About Performance Technologies

Performance Technologies (Nasdaq NM: PTIX) develops systems, platforms, components and software solutions for the world's evolving communications infrastructure. Our broad customer base includes global technology companies in the communications, defense and homeland security, and commercial markets. Serving the industry for nearly 25 years, our complete line of embedded and system-level products enables equipment manufacturers and service providers to offer highly available and fully-managed systems with time-to-market, performance and cost advantages.

Performance Technologies is headquartered in Rochester, New York. Additional operational and engineering facilities are located in San Diego and San Luis Obispo, California; Norwood, Massachusetts; and Ottawa, Ontario (Canada). For more information, visit www.pt.com.

Forward Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. This press release contains forward-looking statements which reflect the Company's current views with respect to future events and financial performance, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and is subject to the safe harbor provisions of those Sections.

These forward-looking statements are subject to certain risks and uncertainties, and the Company's actual results could differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, among other factors, general business and economic conditions, rapid technological changes accompanied by frequent new product introductions, competitive pressures, dependence on key customers, the attainment of design wins, fluctuations in quarterly and annual results, the reliance on a limited number of third party suppliers, limitations of the Company's manufacturing arrangements, the protection of the Company's proprietary technology, the dependence on key personnel, potential delays associated with the purchase and implementation of an advanced planning and scheduling system, potential impairments of investments and foreign regulations. These statements should be read in conjunction with the audited Consolidated Financial Statements, the Notes thereto, and Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company as of December 31, 2004, as reported in its Annual Report on Form 10-K, and other documents as filed with the Securities and Exchange Commission.